UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   November 11, 2009

    Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	713-354-6100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2009, the Board of Directors (the “Board”) of Dresser-Rand Group Inc. (the “Company”) adopted Amended and Restated By-Laws (the “By-Laws”).  The By-Laws became effective immediately upon their adoption by the Board.  The amendments are summarized below.

•
The amendments change the advance notice deadlines that apply to annual meetings of stockholders to link the deadlines to the prior year’s annual meeting date rather than the mailing of the prior year’s proxy statement.  Accordingly, under the revised deadlines, stockholders must give notice to the Company of their intent to nominate directors or propose other business at an annual meeting of stockholders not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting.  If the date of the annual meeting changes by more than 30 days from the anniversary date of the previous year’s meeting, the notice is due not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the tenth 10th day following the day on which the Company first publicly discloses the date of the meeting.  (Section 2.01(C))

•
The amendments add advance notice provisions that apply to special meetings of stockholders, so that stockholders must propose director nominees by a specified deadline in advance of a special meeting at which directors are to be elected.  (Section 2.02(B))

•
The amendments update the information that must appear in a notice submitted by a stockholder that intends to propose a nomination or other business at a stockholder meeting.  Among other things, the amendments require a stockholder to provide information about any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of any class or series of shares of the Company, or increasing or decreasing voting power with respect to shares of the Company, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares.  (Section 2.01(D)(4))

•
The amendments clarify that the advance notice provisions in the By-Laws do not apply to stockholder proposals submitted for inclusion in Company proxy statements pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).  (Section 2.03(C))

•
The amendments reflect recent changes to the Delaware General Corporation Law that allow boards to fix one record date for determining stockholders entitled to notice of a stockholder meeting and a separate record date for determining the stockholders entitled to vote at the meeting.  (Section 5.06(A); Section 2.05; Section 2.11)

•	The remaining amendments were immaterial language changes and clarifying or conforming changes.

As a result of the By-Law amendments, if any stockholder intends to nominate a director candidate or present other business (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2010 Annual Meeting of Stockholders, the stockholder’s notice must be delivered to the principal executive offices of the Company not later than the close of business on February 11, 2010, and not earlier than the close of business on January 12, 2010.  The notice must comply with the applicable requirements of the By-Laws.

The foregoing description is qualified in its entirety by reference to the Amended and Restated By-Laws, effective as of November 11, 2009, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Dresser-Rand Group Inc.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

	By:	/s/ Mark F. Mai
	Name:	Mark F. Mai
	Title:	Vice President, General Counsel and Secretary
Date: November 12, 2009

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Dresser-Rand Group Inc.